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                                                                      Exhibit 21

                        Subsidiaries of the Registrant
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1)  Virtu Company
        .  incorporated in Ohio in 1996
        .  conducts business under the name OurPet's Company

2)  Sanar Manufacturing Co.
        .  incorporated in Ohio in 1996
        .  no longer an operating entity